UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 10, 2012

APARTMENT INVESTMENT AND MANAGEMENT COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-13232	84-1259577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

AIMCO PROPERTIES, L.P.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-24497	84-1275621
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4582 SOUTH ULSTER STREET SUITE 1100, DENVER, CO	80237
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s Telephone Number, Including Area Code: (303) 757-8101

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Underwriting Agreement

On May 10, 2012, Apartment Investment and Management Company (the “Company”) and AIMCO Properties, L.P., the operating partnership through which the Company conducts its real estate activities (the “Operating Partnership”), entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc. (the “Underwriter”) relating to the issuance and sale pursuant to an underwritten public offering (the “Offering”) of 11,000,000 shares of the Company’s Class A Common Stock, par value $.01 per share (the “Common Stock”). Pursuant to the Underwriting Agreement, the Company also granted the Underwriter an option to purchase up to 1,650,000 additional shares of Common Stock, exercisable within 30 days of the date of the Underwriting Agreement. On May 11, 2012, the Underwriter exercised such option to purchase 794,200 additional shares of Common Stock.

The Underwriting Agreement contains customary representations and warranties, covenants, indemnification provisions and closing conditions. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company intends to use the estimated net proceeds of $318.1 million from the Offering to redeem all of its outstanding shares of Class T Cumulative Preferred Stock, Class V Cumulative Preferred Stock and Class Y Cumulative Preferred Stock and for general corporate purposes, which may include the repayment of debt under the Company’s revolving credit facility, the acquisition of properties, and redevelopment investments at the Company’s properties. The Offering is expected to close on May 16, 2012, subject to customary closing conditions.

On May 10, 2012, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Underwriter and its affiliates have in the past performed commercial banking, investment banking and advisory services for the Company from time to time for which it has received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for the Company in the ordinary course of its business for which it may receive customary fees and reimbursement of expenses. In the ordinary course of its various business activities, the Underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for its own account and for the accounts of its customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve the Company’s securities and instruments. In addition, an affiliate of the Underwriter is a lender under the Company’s revolving credit facility.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated May 10, 2012, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., and Citigroup Global Markets Inc.

5.1	Opinion of DLA Piper LLP (US)

8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1)

99.1	Press release, dated May 10, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APARTMENT INVESTMENT AND MANAGEMENT COMPANY

Date: May 15, 2012	By:	/s/ Ernest M. Freedman
Name: Ernest M. Freedman
Title: Executive Vice President and Chief Financial Officer

AIMCO PROPERTIES, L.P.

Date: May 15, 2012	By:	AIMCO-GP, Inc.,
Its general partner

	By:	/s/ Ernest M. Freedman
Name: Ernest M. Freedman
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 10, 2012, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., and Citigroup Global Markets Inc.

5.1	Opinion of DLA Piper LLP (US)

8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1)

99.1	Press release, dated May 10, 2012